UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

50 Cocoanut Row, Suite 216
Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on October 5, 2010, to include historical financial statements and unaudited pro forma financial information required by Item 9.01 (a) and (b).
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Residence Inn by Marriott® New Rochelle, NY
New Roc Hotels, LLC
Independent Auditors Report
Balance Sheets as of June 30, 2010 (Unaudited) and December 31, 2009 and 2008
Statements of Operations for the six-month period ended June 30, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008
Statements of Changes in Members’ Equity for the six-month period ended June 30, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008.
Statements of Cash Flows for the six-month period ended June 30, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008
Notes to Financial Statements
(b) Pro Forma Financial Information.
Chatham Lodging Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009
(d) Exhibits.

Exhibit
Number	Description
23.1	Consent of DeLeon and Stang

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: October 27, 2010	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of DeLeon and Stang

NEW ROC HOTELS, LLC
(A Limited Liability Company)

FINANCIAL STATEMENTS
For The Six Month Periods ended June 30, 2010 and 2009

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Balance Sheets
June 30, 2010 and December 31, 2009

	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$321,790	$297,551
Accounts and guest receivables, net of allowance for uncollectible accounts	167,420	61,645
Escrows:
Taxes and insurance	73,936	170,926
Replacement Reserve	125,019	69,526

Total escrows	198,955	240,452
Due from affiliate	—	—
Inventory	26,301	26,332
Prepaid expenses	159,977	54,592

Total current assets	874,443	680,572
Property and equipment
Property and equipment, at cost, net of accumulated depreciation	16,844,301	17,264,883
Other assets
Deferred costs — air rights, net of accumulated amortization	2,586,554	2,619,927
Deferred financing costs, net of accumulated amortization	18,334	45,264

Total other assets	2,604,888	2,665,191

Total Assets	$20,323,632	$20,610,646

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable, trade	$56,636	$137,803
Accrued expenses	149,174	99,914

Total current liabilities	205,810	237,717
Long-term liabilities
Mortgage note payable	16,800,000	16,800,000

Total liabilities	17,005,810	17,037,717
Members’ equity	3,317,822	3,572,929

Total Liabilities and Members’ Equity	$20,323,632	$20,610,646

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Statements of Operations
For the Six Month Periods Ended June 30, 2010 and 2009

	2010	2009

Revenues:
Room revenues	$2,818,873	$2,778,953
Telephone revenue	3,945	4,302
Other revenues	102,551	126,635

Total revenues	2,925,369	2,909,890
Expenses:
Departmental costs:
Room expense	648,268	618,513
Telephone expense	6,077	4,758

Total departmental costs	654,345	623,271

Gross operating profit	2,271,024	2,286,619
General and administrative:
General and administrative	349,360	352,590
Energy expenses	207,883	174,019
Franchise expenses	211,769	209,652
Property taxes and insurance	311,910	307,543
Property operations, repairs and maintenance	133,670	159,479
Sales and marketing expenses	134,487	120,185
Management fees	116,528	97,642

Total general and administrative expenses	1,465,607	1,421,110

Total expenses	2,119,952	2,044,381

Income from operations, before depreciation, amortization and interest	805,417	865,509
Other income and (expenses):
Depreciation and amortization	(525,181)	(567,889)
Interest expense	(460,343)	(461,684)

Total other income and (expenses), net	(985,524)	(1,029,573)

Net Loss	$(180,107)	$(164,064)

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Statement of Changes in Members’ Equity
For the Six Month Periods Ended June 30, 2010

		Louis R.
	Cappelli	Cappelli Family	Kylie
	Hotels, LLC	Partnership	Cappelli	Total

Percentage ownership	25%	25%	50%	100%
Profit and loss percentage	100%	0%	0%	100%
Balance at December 31, 2009	$(543,352)	$1,372,093	$2,744,188	$3,572,929
Net loss	(180,107)	—	—	(180,107)
Distributions	(75,000)	—	—	(75,000)

Balance at June 30, 2010	$(798,459)	$1,372,093	$2,744,188	$3,317,822

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Statements of Cash Flows
For the Six Month Periods Ended June 30, 2010 and 2009

	2010	2009

Cash Flows From Operating Activities
Net loss	$(180,107)	$(164,064)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	464,878	457,059
Amortization of intangible assets	33,373	33,373
Amortization of debt issue costs	26,930	77,457
(Decrease) increase in accounts and guest receivables	(105,775)	12,102
Increase in prepaid assets	(105,385)	(51,298)
Deposits to escrow for insurance and real estate taxes	(320,368)	(342,406)
Releases from escrow for insurance and real estate taxes	417,809	384,038
Decrease in inventories	31	169
Increase (decrease) in accounts payable	(81,167)	52,265
Increase (decrease) in other accrued liabilities	49,260	(99,951)

Total adjustments	379,586	522,808

Net cash provided by operating activities	$199,479	$358,744
Cash Flows From Investing Activities
Deposits to escrow for repairs and replacements	$(140,437)	$(140,437)
Releases from escrow for repairs and replacements	84,493	52,729
Purchases of fixed assets	(44,296)	(88,498)

Net cash used in investing activities	(100,240)	(176,206)
Cash Flows From Financing Activities
Distributions to members	(75,000)	(675,000)

Net cash used in financing activities	(75,000)	(675,000)
Net increase (decrease) in cash and cash equivalents	24,239	(492,462)
Cash and cash equivalents at beginning of period	297,551	822,369

Cash and cash equivalents at end of period	$321,790	$329,907

Supplemental Disclosure
Cash paid during the period for interest	$460,343	$461,864

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements

NOTE 1 —	NATURE OF ORGANIZATION

The New Roc Hotels, LLC (the Company) was incorporated in the State of New York for the purpose of operating a hotel known as Residence Inn by Marriott (Property), a 124-room hotel located in New Rochelle, New York.

The Company operates in one geographic market: New Rochelle, New York. Accordingly, the Company’s ability to meet its obligations is dependent on the tourism and business conditions in the New York metropolitan area. Management believes that the risk arising from this concentration is mitigated by the scarcity of reasonably-priced, quality hotel rooms in the immediate area, the market being one of the largest in the world and the Property’s proximity near many important entertainment and sports venues.

Organization and Partnership Agreement

During 2008, the Company changed the structure of its ownership. Under the third amended and restated operating agreement of New Roc Hotels, LLC, Donald J. Urgo & Associates, LLC withdrew as a member of the Company leaving Cappelli Hotels, LLC with one hundred percent (100%) of the membership interest. Effective May 1, 2008 Cappelli Hotels, LLC assigned 50% of its rights, title and interest to Kylie Cappelli and 25% of its rights, title and interest to the Louis R. Cappelli Family Limited Partnership.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the major accounting policies followed by the Company is set forth below:

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments, purchased with a maturity of three months or less, to be cash equivalents

Escrows

Under the terms of the mortgage and management agreements, the Company is required to establish escrow reserve accounts to cover the costs of real estate taxes, insurance, replacements and renewals related to the furniture, fixtures and equipment, and certain repairs and maintenance to the hotel.

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

Accounts and Guest Receivable

Accounts receivable are stated at the amount billed to the customer plus any accrued and unpaid interest. The Company considers guest receivables to be delinquent after thirty days, and begin collection activities on that date. The delinquent receivables at June 30, 2010 and December 31, 2009, aggregated $27,204 and $25,257, respectively.

Allowance for Doubtful Accounts

The Company provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off though a charge to the valuation allowance and a credit to accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Inventory

Inventory of food, beverages and supplies are stated at the lower of cost or market using the first-in, first-out method.

Fair Value

The Company does not value any of its assets or liabilities at fair value, under Financial Accounting Standards Board (FASB) Statement No. 157, Fair Value Measurements.

Deferred Costs

Deferred costs represent costs incurred in connection with the purchase and development of the property, and in obtaining its long-term financing. These costs are being amortized on a straight-line basis as follows:

Years

Finance costs	2-20
Air rights	55

Fixed Assets and Depreciation

Property, hotel furniture and equipment are recorded at cost. Depreciation of real property is computed using the straight-line method over a 40-year estimated useful life. Depreciation of furniture, fixtures and equipment is provided over the estimated economic lives of the related assets, using the straight-line method over five to seven years. Maintenance and repair costs are charged to expense when incurred. At the time fixed assets are retired or otherwise disposed of, the foxed assets and related accumulated depreciation or amortization accounts are relieved of the applicable amounts, and any gain or loss is credited or charged to income.

Depreciation expense was $464,878 and $457,059 for six month periods ended June 30, 2010 and 2009, respectively.

Advertising Costs

The costs of advertising, promotion and marketing programs are charged to operations in the year incurred and are included as operating expenses in the accompanying statements of operations

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

Income Taxes

The Company has elected for income tax purposes to be treated as a partnership. Accordingly, federal and state income taxes have not been provided, as the Company’s income or loss is passed through and reported by the members on their individual tax returns. The Company has determined that there are no uncertain positions required to be disclosed or recorded under Accounting Standards Codification 740, Accounting for Uncertainty in Income Taxes.

Subsequent Events

The Company has evaluated the financial statements for subsequent events that could require accrual or disclosure through the financial statement report date of October 27, 2010.

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30 2010 and December 31, 2009:

	2010	2009

Building	$20,338,974	$20,338,974
Equipment	5,369,411	5,325,115

Subtotal	25,708,385	25,664,089
Less accumulated depreciation	(8,864,084)	(8,399,206)

Total	$16,844,301	$17,264,883

NOTE 4 —	DEFERRED COSTS

The Company has an air rights lease with the City of New Rochelle. The Company paid a one-time payment of $3,203,750 and has an annual base rent of $10. The lease initially expires on December 1, 2047. During 2007, the Company extended the lease with an additional payment of $75,000. The lease extension expires on December 1, 2062. The additional payment is amortized over the life of the lease extension.

Deferred costs and accumulated amortization are as follows at June 30, 2010 and December 31, 2009:

	As of June 30, 2010
		Accumulated	Amortization
	Cost	Amortization	Period

Air Rights	$3,278,750	$692,196	55 years
Financing Costs	388,617	388,617	2 years
Franchise Expense	50,000	31,666	20 years

Total	$3,717,367	$1,112,479

	As of December 31, 2009
		Accumulated	Amortization
	Cost	Amortization	Period

Air Rights	$3,278,750	$658,823	55 years
Financing Costs	388,617	363,354	2 years
Franchise Expense	50,000	29,999	20 years

Total	$3,717,367	$1,052,176

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

The annual amortization of deferred costs is expected to be as follows:

For the Six
Months Ended		Financing	Franchise
June 30,	Air Rights	Costs	Expense	Total

2011	66,746	—	3,333	$70,079
2012	66,746	—	3,333	$70,079
2013	66,746	—	3,333	$70,079
2014	66,746	—	3,333	$70,079
2015	66,746		3,336	$70,082
Thereafter	2,252,824	—	1,666	2,254,490

	$2,586,554	$—	$18,334	$2,604,888

NOTE 5 — GARAGE LEASE AGREEMENT

The Company has an agreement with the town of New Rochelle to lease 128 parking spaces in a municipal parking garage for their guests and employees. The annual base rent for the lease is $10 plus the Company’s proportionate share of the city’s adopted budget for the operation, management and maintenance of the garage and the proportionate share of the established reserve fund for the cost of capital repairs.

The lease has been accounted for as an operating lease, rent and expense was $62,700 and $63,051 for six month periods ended June 30, 2010 and 2009, respectively.

NOTE 6 —	MORTGAGE NOTE PAYABLE

During 2008, the Company borrowed $16,800,000 pursuant to a loan agreement with CIBC, Inc. The mortgage bears an interest rate of 5.45% and is collateralized by the Hotel and related real estate and equipment. The loan was extended on December 18, 2009 and is interest-only for the entire duration of the loan. The entire outstanding principal of the note, together with all accrued and unpaid interest, shall be due and payable on November 30, 2011. Interest expense was $460,343 and $461,864 for the six month periods ended June 30, 2010 and 2009, respectively.

Annual maturities of long-term debt are as follows:

2010	$—
2011	16,800,000

Total	$16,800,000

NOTE 7 —	RELATED PARTY TRANSACTIONS

Due from affiliate consists of net advances to an affiliate of a Member of $29,033 at June 30, 2009. The advances were non-interest bearing and fully repaid during 2009.

NOTE 8 —	HOTEL MANAGEMENT AGREEMENT

The Company has entered into a management agreement with Urgo Hotels, LLC to manage the operations of the Property.

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

The management fee is 3% of adjusted gross revenues and additional fees, which will vary depending on the Property’s achieving certain profit goals. The management fee was $116,528 and $97,642 for the six month periods ended June 30, 2010 and 2009, respectively.

NOTE 9 —	RETIREMENT PLAN

Eligible employees of the Company participate in a defined contribution plan maintained by the Company, as described in section 401(k) of the Internal Revenue Code (IRC). Employees are eligible to participate after six months of employment. Employees may make contributions to the plan up to the maximum amount allowed by the Internal Revenue Code if they wish. Through June 1, 2009 the employer matched employee contributions dollar for dollar the first 3% of an employee’s gross salary and 50% of the next 2% of an employee’s salary, not to exceed a maximum of 4%. The matching provision was amended in 2009 whereby future employer contributions were strictly discretionary. The company made did not make any contributions for the six month periods ended June 30 2010 and 2009.

NOTE 10 —	COMMITMENTS AND CONTINGENCIES

Franchise Agreement

On December 21, 2000, the Company entered into a franchise agreement with Marriot Corporation (Marriot) for the use of its trade name for an initial term of 20 years with an option to renew for an additional 10 years. The following fees are payable quarterly:

a. 5% of gross room revenue, as defined

b. 2.5% of gross room revenue, as defined, which is paid into a fund for the purposes of paying marketing and advertising costs in connection with the operation or promotion of the Property.

The franchise expense paid was $211,769 and $209,652 for the six month periods ended June 30, 2010 and 2009, respectively.

Contingencies

The Company is involved in various legal actions and claims arising in the ordinary course of its business. Management believes that current litigation and claims will be resolved without any material effect on the Company’s financial position.

NOTE 11 —	SUBSEQUENT EVENT

Sale of Hotel

On October 4, 2010 the Company sold the Property to Chatham New Rochelle RI, LLC for $21,000,000. Chatham New Rochelle RI, LLC received the building, all of its contents and a portion of the guest receivables and also assumed the mortgage payable to CBIC, Inc. in the amount of $16,800,000.

NEW ROC HOTELS, LLC
(A Limited Liability Company)

INDEPENDENT AUDITORS’ REPORT AND
FINANCIAL STATEMENTS
For the years ended December 31, 2009 and 2008

INDEPENDENT AUDITORS’ REPORT

New Roc Hotels, LLC
(A limited liability company)
New Rochelle, New York

We have audited the accompanying balance sheets of New Roc Hotels, LLC (a limited liability company) as of December 31, 2009 and 2008, and the related statements of operations, cash flows and changes in members’ equity for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above fairly present, in all material respects, the financial position of New Roc Hotels, LLC as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DeLeon & Stang, CPAs
Gaithersburg, Maryland

100 Lakeforest Blvd., Suite 650 •  Gaithersburg, MD 20877 •  Phone 301-948-9825
 • Fax 301-948-3220 e-mail: info@deleonandstang.com • www.deleonandstang.com

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Balance Sheets
December 31, 2009 and 2008

	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$297,551	$822,369
Accounts and guest receivables, net of allowance for uncollectible accounts	61,645	105,357
Escrows:
Taxes and insurance	170,926	135,750
Replacement Reserve	69,526	212,106

Total escrows	240,452	347,856
Due from affiliate	—	29,033
Inventory	26,332	25,775
Prepaid expenses	54,592	90,695

Total current assets	680,572	1,421,085
Property and equipment
Property and equipment, at cost, net of accumulated depreciation	17,264,883	17,776,984
Other assets
Deferred costs — air rights, net of accumulated amortization	2,619,927	2,686,673
Deferred financing costs, net of accumulated amortization	45,264	200,178

Total other assets	2,665,191	2,886,851

Total Assets	$20,610,646	$22,084,920

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable, trade	$137,803	$93,628
Accrued expenses	99,914	160,859

Total current liabilities	237,717	254,487
Long-term liabilities
Mortgage note payable	16,800,000	16,800,000

Total liabilities	17,037,717	17,054,487
Members’ equity	3,572,929	5,030,433

Total Liabilities and Members’ Equity	$20,610,646	$22,084,920

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Statements of Operations
For the Years Ended December 31, 2009 and 2008

	2009	2008

Revenues:
Room revenues	$5,561,935	$6,782,868
Telephone revenue	8,861	20,019
Other revenues	193,914	395,672

Total revenues	5,764,710	7,198,559
Expenses:
Departmental costs:
Room expense	1,249,665	1,534,922
Telephone expense	15,767	23,180

Total departmental costs	1,265,432	1,558,102

Gross operating profit	4,499,278	5,640,457
General and administrative:
General and administrative	715,181	732,303
Energy expenses	319,085	441,605
Franchise expenses	425,459	509,996
Property taxes and insurance	611,171	571,743
Property operations, repairs and maintenance	332,811	343,662
Sales and marketing expenses	250,269	233,383
Management fees	182,928	286,865

Total general and administrative expenses	2,836,904	3,119,557

Total expenses	4,102,336	4,677,659

Income from operations, before depreciation, amortization and interest	1,662,374	2,520,900
Other income and (expenses):
Depreciation and amortization	(1,135,777)	(1,102,395)
Interest expense	(930,069)	(933,782)
Write off of deferred financing costs	—	(423,427)
Interest income	—	1,820

Total other income and (expenses), net	(2,065,846)	(2,457,784)

Net (loss) income	$(403,472)	$63,116

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Statements of Changes in Members’ Equity
For the Years Ended December 31, 2009 and 2008

		Louis R.
		Cappelli
	Cappelli	Family	Kylie
	Hotels, LLC	Partnership	Cappelli	Total

Percentage ownership — December 31, 2009	25%	25%	50%	100%
Profit and loss percentage — December 31, 2009	100%	0%	0%	100%
Balance at December 31, 2007	$10,501,983	$—	$—	$10,501,983

Share of net income January through April 2008	21,057	—	—	21,057
Distributions January through April 2008	(5,034,666)	—	—	(5,034,666)

Balance at April 30, 2008	5,488,374	—	—	5,488,374
Member Interest Transfer at May 1, 2008	(4,116,281)	1,372,093	2,744,188	—

Balance at May 1, 2008	1,372,093	1,372,093	2,744,188	5,488,374

Share of net income May through December 2008	42,059	—	—	42,059
Distributions May through December 2008	(500,000)	—	—	(500,000)

Balance at December 31, 2008	914,152	1,372,093	2,744,188	5,030,433

Share of 2009 net loss	(403,472)	—	—	(403,472)
2009 Distributions	(1,054,032)	—	—	(1,054,032)

Balance at December 31, 2009	$(543,352)	$1,372,093	$2,744,188	$3,572,929

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008

Cash Flows From Operating Activities
Net income (loss)	$(403,472)	$63,116
Adjustments to reconcile net income (loss) to net
cash provided by operating activities
Depreciation	914,118	902,449
Amortization of intangible assets	66,746	66,746
Amortization of debt issue costs	154,913	133,200
Write off of deferred financing costs	—	423,427
Decrease in accounts and guest receivables	43,712	3,530
Decrease (increase) in prepaid assets	36,102	(82,508)
Deposits to escrow for insurance and real estate taxes	639,323	762,202
Releases from escrow for insurance and real estate taxes	(674,499)	(644,148)
Decrease (increase) in inventories	(557)	37,012
Increase (decrease) in accounts payable	44,175	(40,690)
Increase (decrease) in other accrued liabilities	(60,945)	(109,169)

Total adjustments	759,616	1,452,051

Net cash provided by operating activities	$739,537	$1,515,167
Cash Flows From Investing Activities
Deposits to escrow for repairs and replacements	$(280,873)	$(266,925)
Releases from escrow for repairs and replacements	423,455	62,258
Purchases of fixed assets	(402,017)	(77,112)

Net cash used in investing activities	(259,435)	(281,779)
Cash Flows From Financing Activities
Decrease (increase) in due from affiliate	29,033	(20,079)
Proceeds from long-term debt	—	16,800,000
Increase in financing costs	—	(303,160)
Repayment of long-term debt	—	(12,511,093)
Distributions to members	(1,054,032)	(5,534,666)

Net cash used in financing activities	(1,024,999)	(1,568,998)
Net decrease in cash and cash equivalents	(524,818)	(335,610)
Cash and cash equivalents at beginning of year	822,369	1,157,979

Cash and cash equivalents at end of year	$297,551	$822,369

Supplemental Disclosure

Cash paid during the year for interest	$930,069	$944,513

See Notes to the Financial Statements

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements
For the Years Ended December 31, 2009 and 2008

NOTE 1 —	NATURE OF ORGANIZATION

The New Roc Hotels, LLC (the Company) was incorporated in the State of New York for the purpose of operating a hotel known as Residence Inn by Marriott (Property), a 124-room hotel located in New Rochelle, New York.

The Company operates in one geographic market: New Rochelle, New York. Accordingly, the Company’s ability to meet its obligations is dependent on the tourism and business conditions in the New York metropolitan area. Management believes that the risk arising from this concentration is mitigated by the scarcity of reasonably-priced, quality hotel rooms in the immediate area, the market being one of the largest in the world and the Property’s proximity near many important entertainment and sports venues.

Organization and Partnership Agreement

During 2008, the Company changed the structure of its ownership. Under the third amended and restated operating agreement of New Roc Hotels, LLC, Donald J. Urgo & Associates, LLC withdrew as a member of the Company leaving Cappelli Hotels, LLC with one hundred percent (100%) of the membership interest. Effective May 1, 2008 Cappelli Hotels, LLC assigned 50% of its rights, title and interest to Kylie Cappelli and 25% of its rights, title and interest to the Louis R. Cappelli Family Limited Partnership.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the major accounting policies followed by the Company is set forth below:

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting, in accordance with generally accepted accounting principles.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments, purchased with a maturity of three months or less, to be cash equivalents

Escrows

Under the terms of the mortgage and management agreements, the Company is required to establish escrow reserve accounts to cover the costs of real estate taxes, insurance, replacements and renewals related to the furniture, fixtures and equipment, and certain repairs and maintenance to the hotel.

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

Accounts and Guest Receivable

Accounts receivable are stated at the amount billed to the customer plus any accrued and unpaid interest. The Company considers guest receivables to be delinquent after thirty days, and begin collection activities on that date. The delinquent receivables at December 31, 2009 and 2008 aggregated $25,257 and $25,353, respectively.

Allowance for Doubtful Accounts

The Company provides for probable uncollectible amounts through a provision for bad debt expense and an adjustment to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off though a charge to the valuation allowance and a credit to accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

Inventory

Inventory of food, beverages and supplies are stated at the lower of cost or market using the first-in, first-out method.

Fair Value

The Company does not value any of its assets or liabilities at fair value, under Financial Accounting Standards Board (FASB) Statement No. 157, Fair Value Measurements.

Deferred Costs

Deferred costs represent costs incurred in connection with the purchase and development of the property, and in obtaining its long-term financing. These costs are being amortized on a straight-line basis as follows:

Years

Finance costs	2-20
Air rights	55

Fixed Assets and Depreciation

Property, hotel furniture and equipment are recorded at cost. Depreciation of real property is computed using the straight-line method over a 40-year estimated useful life. Depreciation of furniture, fixtures and equipment is provided over the estimated economic lives of the related assets, using the straight-line method over five to seven years. Maintenance and repair costs are charged to expense when incurred. At the time fixed assets are retired or otherwise disposed of, the foxed assets and related accumulated depreciation or amortization accounts are relieved of the applicable amounts, and any gain or loss is credited or charged to income.

Depreciation expense was $914,118 and $902,449 for 2009 and 2008, respectively.

Advertising Costs

The costs of advertising, promotion and marketing programs are charged to operations in the year incurred and are included as operating expenses in the accompanying statements of operations

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

Income Taxes

The Company has elected for income tax purposes to be treated as a partnership. Accordingly, federal and state income taxes have not been provided, as the Company’s income or loss is passed through and reported by the members on their individual tax returns. The Company has determined that there are no uncertain positions required to be disclosed or recorded under Accounting Standards Codification 740, Accounting for Uncertainty in Income Taxes.

Subsequent Events

The Company has evaluated the financial statements for subsequent events that could require accrual or disclosure through the financial statement report date of October 27, 2010.

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2009 and 2008:

	2009	2008

Building	$20,338,974	$20,242,943
Equipment	5,325,115	5,019,129

Subtotal	25,664,089	25,262,072
Less accumulated depreciation	(8,399,206)	(7,485,088)

Total	$17,264,883	$17,776,984

NOTE 4 —	DEFERRED COSTS

The Company has an air rights lease with the City of New Rochelle. The Company paid a one-time payment of $3,203,750 and has an annual base rent of $10. The lease initially expires on December 1, 2047. During 2007, the Company extended the lease with an additional payment of $75,000. The lease extension expires on December 1, 2062. The additional payment is amortized over the life of the lease extension.

In connection with the 2008 refinancing of the Company’s mortgage debt (Note 6), previously deferred fees of $423,427 were written off to amortization expense during the year ended December 31, 2008.

Deferred costs and accumulated amortization are as follows at December 31, 2009 and 2008:

	As of December 31, 2009
		Accumulated	Amortization
	Cost	Amortization	Period

Air Rights	$3,278,750	$658,823	55 years
Financing Costs	388,617	363,354	2 years
Franchise Expense	50,000	29,999	20 years

Total	$3,717,367	$1,052,176

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

	As of December 31, 2008
		Accumulated	Amortization
	Cost	Amortization	Period

Air Rights	$3,278,750	$592,077	55 years
Financing Costs	388,617	211,773	2 years
Franchise Expense	50,000	26,666	20 years

Total	$3,717,367	$830,516

The annual amortization of deferred costs is expected to be as follows:

		Financing	Franchise
	Air Rights	Costs	Expense	Total

2010	$66,746	$25,263	$3,333	$95,342
2011	66,746	—	3,333	$70,079
2012	66,746	—	3,333	$70,079
2013	66,746	—	3,333	$70,079
2014	66,746	—	3,333	$70,079
Thereafter	2,286,197	—	3,336	2,289,533

	$2,619,927	$25,263	$20,001	$2,665,191

NOTE 5 — GARAGE LEASE AGREEMENT

The Company has an agreement with the town of New Rochelle to lease 128 parking spaces in a municipal parking garage for their guests and employees. The annual base rent for the lease is $10 plus the Company’s proportionate share of the city’s adopted budget for the operation, management and maintenance of the garage and the proportionate share of the established reserve fund for the cost of capital repairs.

The lease has been accounted for as an operating lease, rent and expense for the years ended December 31, 2009 and 2008 was $126,092 and $109,779, respectively.

NOTE 6 —	MORTGAGE NOTE PAYABLE

During 2008, the Company borrowed $16,800,000 pursuant to a loan agreement with CIBC, Inc. The mortgage bears an interest rate of 5.45% and is collateralized by the Hotel and related real estate and equipment. The loan was extended on December 18, 2009 and is interest-only for the entire duration of the loan. The entire outstanding principal of the note, together with all accrued and unpaid interest, shall be due and payable on November 30, 2011. Interest expense was $930,069 for 2009 and $933,782 for 2008.

Annual maturities of long-term debt are as follows:

2010	$—
2011	16,800,000

Total	$16,800,000

NEW ROC HOTELS, LLC
(A Limited Liability Company)

Notes to the Financial Statements — (Continued)

NOTE 7 —	RELATED PARTY TRANSACTIONS

Due from affiliate consists of net advances to an affiliate of a Member of $29,033 at December 31, 2008. The advances were non-interest bearing and fully repaid during 2009.

NOTE 8 —	HOTEL MANAGEMENT AGREEMENT

The Company has entered into a management agreement with Urgo Hotels, LLC to manage the operations of the Property.

The management fee is 3% of adjusted gross revenues and additional fees, which will vary depending on the Property’s achieving certain profit goals. The management fee was $182,928 and $286,865 for the years ended December 31, 2009 and 2008, respectively.

NOTE 9 —	RETIREMENT PLAN

Eligible employees of the Company participate in a defined contribution plan maintained by the Company, as described in section 401(k) of the Internal Revenue Code (IRC). Employees are eligible to participate after six months of employment. Employees may make contributions to the plan up to the maximum amount allowed by the Internal Revenue Code if they wish. Through June 1, 2009 the employer matched employee contributions dollar for dollar the first 3% of an employee’s gross salary and 50% of the next 2% of an employee’s salary, not to exceed a maximum of 4%. The matching provision was amended in 2009 whereby future employer contributions were strictly discretionary. The company made contributions of $0 and $21,423 for 2009 and 2008, respectively.

NOTE 10 —	COMMITMENTS AND CONTINGENCIES

Franchise Agreement

On December 21, 2000, the Company entered into a franchise agreement with Marriot Corporation (Marriot) for the use of its trade name for an initial term of 20 years with an option to renew for an additional 10 years. The following fees are payable quarterly:

a. 5% of gross room revenue, as defined

b. 2.5% of gross room revenue, as defined, which is paid into a fund for the purposes of paying marketing and advertising costs in connection with the operation or promotion of the Property.

The franchise expense paid was $425,459 and $509,996 for the years ended December 31, 2009 and 2008, respectively.

Contingencies

The Company is involved in various legal actions and claims arising in the ordinary course of its business. Management believes that current litigation and claims will be resolved without any material effect on the Company’s financial position.

NOTE 11 —	SUBSEQUENT EVENT

Sale of Hotel

On October 4, 2010 the Company sold the Property to Chatham New Rochelle RI, LLC for $21,000,000. Chatham New Rochelle RI, LLC received the building, all of its contents and a portion of the guest receivables and also assumed the mortgage payable to CBIC, Inc. in the amount of $16,800,000.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST
     Chatham Lodging Trust (the “Company”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. The Company completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. The Company raised approximately $158.9 million, net of underwriting discounts and commissions and other offering costs paid or payable to third parties as of June 30, 2010.
     On April 23, 2010, the Company acquired six Homewood Suites by Hilton® hotels (the “Initial Hotels”) for an aggregate purchase price of $73.5 million, plus customary pro-rated amounts and closing costs from wholly owned subsidiaries of RLJ Development, LLC (“RLJ”). The Initial Hotels which contain an aggregate of 813 rooms are as follows:
•	Homewood Suites by Hilton® Boston – Billerica/Bedford/Burlington; Billerica, Mass.; 147 rooms.

•	Homewood Suites by Hilton® Hartford – Farmington; Farmington, Conn.; 121 rooms.

•	Homewood Suites by Hilton® Minneapolis – Mall of America; Bloomington, Minn., 144 rooms.

•	Homewood Suites by Hilton® Dallas – Market Center; Dallas, Texas; 137 rooms.

•	Homewood Suites by Hilton® Orlando – Maitland; Maitland, Fla.; 143 rooms.

•	Homewood Suites by Hilton® Nashville – Brentwood; Brentwood, Tenn.; 121 rooms.
     On July 2, 2010, the Company acquired the 120-room Hampton Inn & Suites® Houston-Medical Center in Houston, Texas (the “Houston Hotel”) for a cash purchase price of $16.2 million, plus customary pro-rated amounts and closing costs, from Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC (collectively “Moody”). The Houston Hotel will be managed by Island Hospitality Management (“IHM”), a hotel management company 90 percent-owned by Jeffrey H. Fisher, the Company’s chief executive officer, pursuant to a management agreement between one of the Company’s taxable REIT subsidiaries (“TRS”) and IHM. The Company funded the purchase price for the Houston Hotel from the proceeds of its IPO.
     On August 3, 2010, the Company acquired the 124-room Residence Inn by Marriott® Holtsville in Holtsville, New York (the “Holtsville Hotel”) for a cash purchase price of $21.3 million, plus customary pro-rated amounts and closing costs, from Holtsville Hotel Group, LLC (collectively “Holtsville Group”). The Holtsville Hotel will be managed by IHM pursuant to a management agreement between a TRS and IHM. The Company funded the purchase price for the Holtsville Hotel from the proceeds of its IPO.
     On August 24, 2010, the Company acquired the 105-room Courtyard by Marriott® Altoona in Altoona, Pennsylvania (the “Altoona Hotel”) for a cash purchase price of $11.0 million, plus customary pro-rated amounts and closing costs, from Moody National CY Altoona PA, LLC (collectively “Moody Altoona”) and the 86-room SpringHill Suites by Marriott® Washington in Washington, Pennsylvania (the “Washington Hotel”) for a cash purchase price of $11.7 million, plus customary pro-rated amounts and closing costs, from Moody National SHS Washington PA, LLC (collectively “Moody Washington”). The Hotels will be managed by Concord Hospitality Enterprises (“Concord”) pursuant to a management agreement between the TRS and Concord. The Company funded the purchase price for the Hotels from the proceeds of its IPO.
     On September 23, 2010, the Company acquired the 133-room Residence Inn by Marriott® White Plains in White Plains, New York (the “White Plains Hotel”) for a cash purchase price of $20.9 million, plus customary pro-rated amounts and closing costs, from Moody National White Plains S, LLC and Moody National White Plains MT, LLC (collectively “Moody White Plains”). The Hotel will be managed by IHM pursuant to a management agreement between the TRS and IHM. The Company funded the purchase price for the White Plains Hotel from the proceeds of its IPO.
     The acquisitions of the Altoona, Washington and White Plains Hotels are hereafter referred to as the “Moody Acquisition”.

     On October 5, 2010, the Company acquired the 124-room Residence Inn by Marriott® New Rochelle in New Rochelle, New York (the “New Rochelle Hotel”) for a cash purchase price of $20.7 million, plus customary pro-rated amounts and closing costs, from New Roc Hotels, LLC (collectively “New Roc”). The Hotel will be managed by IHM pursuant to a management agreement between the TRS and IHM. The Company funded the purchase price for the New Rochelle Hotel from the proceeds of its IPO.
     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is based on the unaudited consolidated balance sheet of the Company as of June 30, 2010 and is presented as if the acquisition of the Houston, Holtsville, Moody Acquisition and New Rochelle Hotels occurred on June 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if the completion of the IPO and the acquisitions of the Initial Hotels, the Houston, Holtsville, Moody Acquisition and New Rochelle Hotels had occurred on January 1, 2009.
     The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisitions described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of the Company and the Initial Hotels included in the Company’s Form S-11 and the Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and six months ended June 30, 2010.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(In thousands, except share data)

	Chatham						Pro Forma
	Lodging	Houston	Holtsville	Moody		Pro Forma	Chatham
	Trust (1)	Acquisition (2)	Acquisition (3)	Acquisition (4)	New Rochelle (5)	Adjustments (6)	Lodging Trust
Assets:
Investment in hotel properties, net	$73,132	$16,233	$21,300	$43,242	$20,715	$—	$174,622
Cash and cash equivalents	98,700	(15,610)	(20,262)	(32,377)	(20,957)	(1,687)	7,807
Restricted cash	2,500	(500)	(1,065)	1,142	—	—	2,077
Hotel receivables (net of allowance for doubtful accounts of approximately $4)	699	24	—	106	46	—	875
Deferred costs, net	567	—	—	191	62	—	820
Prepaid expenses and other assets	157	—	83	311	170	—	721

Total assets	$175,755	$147	$56	$12,615	$36	$(1,687)	$186,922

Liabilities and Equity:
Mortgage payable	$—	$—	$—	$12,435	$—	$—	$12,435
Accounts payable and accrued expenses	2,086	140	45	150	28	—	2,449
Accrued underwriter fees	5,175	—	—	—	—	—	5,175
Advance deposits	59	7	11	30	8	—	115

Total liabilities	7,320	147	56	12,615	36	—	20,174

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2010	—	—	—	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 9,201,550 shares issued and outstanding at June 30, 2010	92	—	—	—	—	—	92
Additional paid-in capital	170,240	—	—	—	—	—	170,240
Unearned compensation	(1,404)	—	—	—	—	—	(1,404)
Retained earnings (deficit)	(642)	—	—	—	—	(1,687)	(2,329)

Total shareholders’ equity	168,286	—	—	—	—	(1,687)	166,599

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	149	—	—	—	—	—	149

Total equity	168,435	—	—	—	—	(1,687)	166,748

Total liabilities and equity	$175,755	$147	$56	$12,615	$36	$(1,687)	$186,922

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)
     The accompanying Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 is based on the unaudited historical consolidated balance sheet of the Company as of June 30, 2010, adjusted to reflect the purchase of the Houston, Holtsville, Moody Acquisition and New Rochelle Hotels.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the following occurred on June 30, 2010:
•	Completion of the purchase of the Houston Hotel

•	Completion of the purchase of the Holtsville Hotel

•	Completion of the purchase of the Moody Acquisition

•	Completion of the purchase of the New Rochelle Hotel

•	Payment of costs and expenses of approximately $1,687 after June 30, 2010 related to the Houston, Holtsville, Moody Acquisitions and New Rochelle Hotels
Notes and Management Assumptions:
1) Represents the Company’s unaudited historical consolidated balance sheet as of June 30, 2010. Included in deferred costs are franchise fees of $59 for the Houston Hotel, $62 for the Holtsville Hotel, $60 for the Altoona Hotel, $50 for the Washington Hotel that were paid prior to June 30, 2010 and will be amortized over 10 years for the Houston Hotel, 15 years for the Holtsville Hotel and 20-years for the Altoona and Washington Hotels term of the new franchise agreement. Included in retained earnings (deficit) at June 30, 2010 are expenses of $29 related to the purchase of the Houston Hotel, $61 for the Holtsville Hotel and $83 for the Moody Acquisition Hotels that were expensed prior to June 30, 2010.
2) Pursuant to the purchase and sale agreement for the Houston Hotel, there was a proration of operating results on the date of closing between the Company and Moody and this proration is reflected in pro forma adjustment 2b below. Other than the liabilities described in note 2c, which are based upon the amounts in the audited combined statement of financial position of the Houston Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Moody.
a. Investment in hotels of $16,233 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Houston Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Houston Hotel is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Hampton Inn & Suites® Houston-Medical Center	$16,233	$3,200	$12,708	$325
b. Accounts receivable of $24 related to the Company’s 50% share of the July 1, 2010 hotel revenue.
c. Accounts payable and accrued expenses of $140, comprised of accrued real estate and personal property taxes of $116, sales taxes of $5, accounts payable of $19 and advance deposits of $7.
3) Pursuant to the purchase and sale agreement for the Holtsville Hotel, there was a proration of operating results on the date of closing between the Company and Holtsville Group and this proration is reflected in pro forma adjustment 3b below. Other than the liabilities described in note 3c, which are based upon the amounts in the audited combined statement of financial position of the Holtsville Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Holtsville Group.
a. Investment in hotels of $21,300 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Holtsville Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Holtsville Hotel is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Residence Inn by Marriott® Holtsville	$21,300	$2,200	$18,765	$335
b. Prepaid expenses and other assets of $83 related to prepaid expenses of $7 and real estate taxes of $76.
c. Accounts payable and accrued expenses of $45, comprised of accrued sales taxes of $8 and accounts payable of $37 and advance deposits of $11.
4) Pursuant to the purchase and sale agreement for the Moody Hotels, there was a proration of operating results on the date of closing between the Company and Moody Altoona and this proration is reflected in pro forma adjustment 4c below. Other than the liabilities described in note 4e, which are based upon the amounts in the audited combined statement of financial position of the Altoona Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Moody Altoona.
a. Investment in hotels of $43,242 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Altoona Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Moody Acquisition is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Courtyard by Marriott® Altoona	$11,013	$1,100	$9,630	$283
SpringHill Suites by Marriott® Washington	$11,754	$1,000	$10,692	$62
Residence Inn by Marriott® White Plains	$20,475	$2,200	$17,677	$598
b. Restricted cash of $1,142 comprised of escrow accounts with the mortgage lender of $2,642 and ($1,500) of earnest money deposits.
c. Accounts receivable of $106 related to the Company’s 50% share of the closing night hotel revenue. Prepaid expenses and other assets of $311 comprised of prepaid expenses of $7 and real estate taxes of $304.
d. Deferred expenses of $191 comprised of $125 for loan costs that will be amortized over the term of the mortgages and franchise fees of $66 for the White Plains Hotel that will be amortized over the 20 year term of the franchise agreement. The Altoona hotel’s loan matures April 1, 2016 and the Washington hotel matures April 1, 2015.
e. Mortgage Loan of $12,435, accounts payable and accrued expenses of $150, comprised of accrued sales taxes of $26, accounts payable of $26, accrued payroll of $52, accrued interest of $46 and advance deposits of $30.
5) Pursuant to the purchase and sale agreement for the New Rochelle Hotel, there was a proration of operating results on the date of closing between the Company and New Roc and this proration is reflected in pro forma adjustment 5b below. Other than the assets and liabilities described in note 5c and 5d, which are based upon the amounts in the audited combined statement of financial position of the New Rochelle Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and New Roc.
a. Investment in hotels of $20,715 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Altoona Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Moody Acquisition is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Residence Inn by Marriott® New Rochelle	$20,715	$0	$20,281	$434
b. Accounts receivable of $46 related to the Company’s 50% share of the closing night hotel revenue.
c. Deferred expenses of $62 for franchise fees for the New Rochelle Hotel that will be amortized over the 20 year term of the franchise agreement.
d. Prepaid expenses and other assets of $170 comprised of prepaid expenses of $11 and real estate taxes of $159.
e. Accounts payable and accrued expenses of $36, comprised of accrued sales taxes of $9, accounts payable of $19 and advance deposits of $8.
6) Represents the costs incurred by the Company after June 30, 2010 to complete the purchase of the Houston, Holtsville, Moody Acquisition and New Rochelle Hotels:
a. Closing costs of $968.
b. Costs associated with due diligence of $86.
c. Accounting fees of $398 for services related to the audit and reviews.
d. Legal fees of $235.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands, except share and per share data)

	Chatham								Pro Forma
	Lodging	Initial	Houston	Holtsville	Moody		Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Acquisition (5)	New Rochelle (6)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$4,544	$6,634	$1,931	$2,197	$5,317	$2,819	$—		$23,442
Other operating	114	170	46	55	232	106	—		723

Total revenue	4,658	6,804	1,977	2,252	5,549	2,925	—		24,165

Expenses:
Operating expenses:
Rooms	1,070	1,352	368	479	1,183	648	—		5,100
Other	79	577	24	35	162	6	—		883
General and administrative	917	1,279	495	491	1,017	691	—		4,890
Sales and marketing fees	147	632	20	74	211	134	—		1,218
Franchise fees	343	266	207	165	399	212	24	(7)	1,616
Management fees	109	139	130	67	268	117	(143)	(8)	687
Condominium fees	—	—	—	—	264	—	—		264
Depreciation and amortization	402	—	218	193	875	525	1,197	(9)	3,410
Ground rent	—	—	—	—	60	—	—		60
Property taxes	247	525	144	124	439	312	—		1,791
Corporate general and administrative	972	—	—	—	—	—	1,021	(10)	1,993
Acquisition transaction costs	1,005	—	—	—	—	—	(1,005)	(11)	—

Total expenses	5,291	4,770	1,606	1,628	4,878	2,645	1,094		21,912
Operating income (loss)	(633)	2,034	371	624	671	280	(1,094)		2,253
Gain on insurance proceeds	—	—	—	—	236	—	(236)	(12)	—
Interest expense	—	(1,084)	(402)	(361)	(1,254)	(460)	2,724	(13)	(837)
Interest income	38	—	—	—	—	—	—		38

Income (loss) from continuing operations before income tax expense	(595)	950	(31)	263	(347)	(180)	1,394		1,454
Income taxes	(47)	—	—	—	—	—	(59)	(14)	(106)

Income(loss) from continuing operations	$(642)	$950	$(31)	$263	$(347)	$(180)	$1,335		$1,348

Earnings per share data:
Basic and diluted — continuing operations	$(0.18)								$0.15

Basic and diluted — weighted average shares	3,580,028						(15)		8,993,015
See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception through April 21, 2010.

2)	Represents the combined unaudited historical results of operations of the Initial Hotels from January 1, 2010 to the acquisition date of April 23, 2010.

3)	Represents the unaudited historical results of operations of the Houston Hotel for the six months ended June 30, 2010.

4)	Represents the unaudited historical results of operations of the Holtsville Hotel for the six months ended June 30, 2010.

5)	Represents the unaudited historical results of operations of the Moody Acquisition for the six months ended June 30, 2010.

6)	Represents the unaudited historical results of operations of the New Rochelle Acquisition for the six months ended June 30, 2010. The historical audited financial statements of the New Rochelle Hotel are included herein.

7)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $749 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and Holtsville Hotel, 10 years from the closing of the Houston Hotel and 20 years from the closing of the Moody Acquisition Hotels and the New Rochelle Hotel.

8)	Reflects the adjustment to management fees for contractual differences on the Houston, Altoona, Washington and White Plains Hotels. The previous management company was paid a 4% management fee at the Houston Hotel and there was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee for the Houston Hotel. The Altoona, Washington and White Plains Hotels had an asset management fee of .5%, 1% and 2%, respectively that will not be paid going forward. Also reflects the adjustment for the contractual difference in the cost of accounting fees.

9)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial, Houston, Holtsville, and Moody Acquisition Hotels and their accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

10)	The Company was formed on October 26, 2009 and completed its IPO on April 21, 2010 and thus there was no corresponding corporate general and administrative expense until April 21, 2010. Reflects the adjustment to include corporate general and administrative expenses for the period from January 1, 2010 to June 30, 2010, including:
a.	Salaries and benefits of $337, of which $298 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

b.	Amortization of restricted shares of $67 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $236 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are

$3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $100 and restricted share compensation of $170 to the Trustees.

e.	Directors and officers insurance of $86.

f.	General office expenses including rent of $25
11)	Reflects the adjustment for one-time hotel acquisition costs which are not recurring and thus excluded from the pro forma results of operations.

12)	Reflects the adjustment for one-time gain on an insurance claim at the White Plains Hotel which is not recurring and thus excluded from the pro forma results of operations.

13)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial, Houston, Holtsville and Moody Acquisition Hotels except for loans on the Altoona and Washington hotels, which were assumed by the Company. Except for the two assumed loans, the seller was required under the terms of the purchase and sale agreements to cause the defeasance of the loans to occur on or before the closing of the purchase of the hotels. Except for the two assumed loans, the purchase price for the Initial, Houston, Holtsville, Moody Acquisition and New Rochelle Hotels was fully funded from equity proceeds of the IPO.

The Company assumed the $6,979 loan on the Altoona hotel. The loan matures on April 1, 2016 and bears an interest at a rate of 5.96%. The Company also assumed the $5,455 loan on the Washington hotel. The loan matures on April 1, 2015 and bears an interest rate of 5.84%.

14)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.

15)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$(642)	$1,348

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	—	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(208,535)
Denominator for basic earnings per share	3,580,028	8,993,015
Denominator for diluted earnings per share	3,580,028	8,993,015

Income (loss) per share data:
Basic — continuing operations	$(0.18)	$0.15
Diluted — continuing operations	$(0.18)	$0.15
1)	Consideration was given to the impact of the unvested awards. The impact was determined to be immaterial.

2)	The denominator in computing pro forma earnings per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Holtsville Hotel	21,300
Moody Acquisition Hotels	30,808
New Rochelle Hotel	20,715
Costs to complete the purchase of the Hotels	2,148
Costs for the IPO	13,646

Total use of proceeds from the IPO	$178,364

Total use of proceeds as a percentage of the IPO	97.73%
Offering proceeds not used	2.27%
Accordingly, in calculating the denominator for earnings per share, we only include 97.73% of the shares sold in the IPO.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(In thousands, except share and per share data)

	Chatham								Pro Forma
	Lodging	Initial	Houston	Holtsville	Moody		Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Acquisition (5)	New Rochelle (6)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$—	$21,193	$3,557	$4,398	$11,108	$5,562	$—		$45,818
Other operating	—	545	77	111	482	203	—		1,418

Total revenue	—	21,738	3,634	4,509	11,590	5,765	—		47,236

Expenses:
Operating expenses:
Rooms	—	4,239	724	901	2,437	1,250	—		9,551
Other	—	1,687	47	69	311	16	—		2,130
General and administrative	—	4,581	838	1,006	1,946	1,367	(74)	(7)	9,664
Sales and marketing fees	—	2,021	134	155	434	250	—		2,994
Franchise fees	—	848	285	330	841	425	48	(8)	2,777
Management fees	—	458	216	135	579	183	(252)	(9)	1,319
Condominium fees	—	—	—	—	524	—	—		524
Depreciation and amortization	—	2,619	435	506	1,642	1,136	483	(10)	6,821
Ground rent	—	—	—	—	103	—			103
Property taxes	—	1,255	391	239	849	611	—		3,345
Corporate general and administrative	—	—	—	—	—	—	3,387	(11)	3,387

Total expenses	—	17,708	3,070	3,341	9,666	5,238	3,592		42,615
Operating income (loss)	—	4,030	564	1,168	1,924	527	(3,592)		4,621
Write down of development costs	—	—	—	95	—	—	(95)	(12)	—
Interest expense	—	(3,573)	(854)	(739)	(2,564)	(930)	6,918	(13)	(1,742)

Income (loss) from continuing operations before income tax expense	—	457	(290)	334	(640)	(403)	3,231		2,879
Income taxes	—	—	—	—	—	—	(276	)(14)	(276)

Income(loss) from continuing operations	$—	$457	$(290)	$334	$(640)	$(403)	$2,955		$2,603

Earnings per share data:
Basic and diluted — continuing operations	$—								$0.29

Basic and diluted — weighted average shares	1,000							(15)	8,993,015

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception to December 31, 2009.

2)	Represents the combined audited historical results of operations of the Initial Hotels for the year ended December 31, 2009.

3)	Represents the audited historical results of operations of the Houston Hotel for the year ended December 31, 2009.

4)	Represents the audited historical results of operations of the Holtsville Hotel for the year ended December 31, 2009.

5)	Represents the audited historical results of operations of the Moody Acquisition for the year ended December 31, 2009.

6)	Represents the audited historical results of operations of the New Rochelle Acquisition for the year ended December 31, 2009. The historical audited financial statements of the New Rochelle Hotel are included herein.

7)	Reflects the adjustment to general and administrative expense for corporate allocated costs from the Initial Hotels that were included in the historical results of operations of $74.

8)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $749 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and Holtsville Hotel, 10 years from the closing of the Houston Hotel and 20 years from the closing of the Moody Acquisition Hotels and the New Rochelle Hotel.

9)	Reflects the adjustment to management fees for contractual differences on the Houston, Altoona, Washington and White Plains Hotels. The previous management company was paid a 4% management fee at the Houston Hotel and there was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee for the Houston Hotel. The Altoona, Washington and White Plains Hotels had an asset management fee of .5%, 1% and 2%, respectively that will not be paid going forward. Also reflects the adjustment for the contractual difference in the cost of accounting fees.

10)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial, Houston, Holtsville and the Moody Acquisition Hotels and their accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

11)	The Company was formed on October 26, 2009 and thus there was no corresponding corporate general and administrative expense for the year ended December 31, 2009. Reflects the adjustment to include corporate general and administrative expenses that the Company expects to pay, including:
a.	Salaries and benefits of $1,119, of which $989 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

b.	Amortization of restricted shares of $223 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $783 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-

based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $333 and restricted share compensation of $563 to the Trustees.

e.	Directors and officers insurance of $287.

f.	General office expenses including rent of $79.
12)	Reflects the write off of $95 of development costs that were expensed in the Holtsville Hotel.

13)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial, Houston, Holtsville and Moody Acquisition Hotels except for loans on the Altoona and Washington hotels, which were assumed by the Company. Except for the two assumed loans, the seller was required under the terms of the purchase and sale agreements to cause the defeasance of the loans to occur on or before the closing of the purchase of the hotels. Except for the two assumed loans, the purchase price for the Initial, Houston, Holtsville, Moody Acquisition and New Rochelle Hotels was fully funded from equity proceeds of the IPO.

The Company assumed the $6,979 loan on the Altoona hotel. The loan matures on April 1, 2016 and bears an interest at a rate of 5.96%. The Company also assumed the $5,455 loan on the Washington hotel. The loan matures on April 1, 2015 and bears an interest rate of 5.84%.

14)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.

15)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$—	$2,603

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	1,000	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(208,535)
Denominator for basic earnings per share	1,000	8,993,015
Denomiator for diluted earnings per share	1,000	8,993,015

Income (loss) per share data:
Basic — continuing operations	$—	$0.29
Diluted — continuing operations	$—	$0.29
1)	Consideration was given to the impact of the unvested awards. It was determined that the effect would be anti-dilutive in the calculation of diluted earnings per share.

2)	The denominator in computing pro forma per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Holtsville Hotel	21,300
Moody Acquisition Hotels	30,808
New Rochelle Hotel	20,715
Costs to complete the purchase of the Hotels	2,148
Costs for the IPO	13,646

Total use of proceeds from the IPO	$178,364

Total use of proceeds as a percentage of the IPO	97.73%
Offering proceeds not used	2.27%
Accordingly, in calculating the denominator for earnings per share, we only include 97.73% of the shares sold in the IPO.